Exhibit 99.1

                                                            NASDAQ Symbol:  VFSC


                                                                    NEWS RELEASE
                                                           For immediate release

                                                      For Additional Information
                                                 Contact:  John D. Hashagen, Jr.
                                                                       President
                                                                    802-258-4000



                        VERMONT FINANCIAL SERVICES CORP.
                          DECLARES 100% STOCK DIVIDEND

Brattleboro, Vermont, August 18, 1997...Vermont Financial Services Corp. today announced that its Board of Directors has declared a stock dividend of one share of common stock for each share of common stock outstanding. The stock dividend will be paid on October 10, 1997 to stockholders of record September 12, 1997.

John D. Hashagen, Jr., President and Chief Executive Officer of Vermont Financial Services Corp., commented that, "Our decision to pay this stock dividend, in effect a 2 for 1 stock split, reflects the Board of Directors' confidence in our Company's prospects. It also will make our stock more affordable to smaller investors, therefore broadening the distribution of our stock."

Vermont Financial Services Corp. is a three-bank holding company headquartered in Brattleboro, Vermont. Its banking subsidiaries are Vermont National Bank, a commercial bank also headquartered in Brattleboro, Vermont with 33 locations in Vermont, Vermont Federal Bank, a savings bank headquartered in Burlington, Vermont with 18 locations in Vermont and 15 locations in southeastern New Hampshire and United Bank, a savings bank headquartered in Greenfield, Massachusetts with 7 locations in western Massachusetts.

Vermont Financial Services Corp. common stock is listed on NASDAQ with a trading symbol of VFSC.